EXHIBIT 99.1

SAFLINK CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS—[MONTH][DAY], 2004

The undersigned hereby appoint(s) Glenn L. Argenbright and Jon C. Engman, and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of SAFLINK Corporation held of record by the undersigned on June 28, 2004, at the Annual Meeting of Stockholders of SAFLINK Corporation to be held at [Place][Address], at [Time] local time on [Day of Week], [Month][Day], 2004, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

IMPORTANT—PLEASE DATE AND SIGN ON THE OTHER SIDE

1.	APPROVAL OF THE ISSUANCE OF SHARES OF SAFLINK COMMON STOCK PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF MARCH 22, 2004, BY AND AMONG SAFLINK, SPARTAN ACQUISITION CORPORATION AND SSP SOLUTIONS, INC., AS AMENDED

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 100,000,000 TO 500,000,000 SHARES

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	ELECTION OF FIVE DIRECTORS

☐	FOR the nominees

Nominees: Glenn L. Argenbright, Frank M. Devine, Gordon E. Fornell, Terry N. Miller, Steven M. Oyer

☐	WITHHOLD for the following only: (write the name of the nominee in the space below)

Unless otherwise directed, all votes will be apportioned equally among those persons for who authority is given to vote.

☐	I plan to attend the Annual Meeting

♦ FOLD AND DETACH HERE ♦

Annual Meeting of Stockholders

SAFLINK CORPORATION

[Month][Day], 2004

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ITEM 1, “FOR” ITEM 2 AND “FOR” ITEM 3.

The Board of Directors recommends a vote “FOR” Item 1, “FOR” Item 2 and “FOR” Item 3.

Please sign exactly as name appears hereon. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associates, etc. and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

Signature(s)
Date
Signature(s)
Date

♦ FOLD AND DETACH HERE ♦